                                                               Exhibit 99.(c)(3)

                                      AGREEMENT

         AGREEMENT dated as of December 22, 1997, among OUTSOURCING SOLUTIONS INC., a Delaware corporation ("Parent"), SHERMAN ACQUISITION CORPORATION, a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and the other parties signatory hereto (each a "Stockholder" and collectively, the "Stockholders").

                                W I T N E S S E T H :

         WHEREAS, contemporaneously herewith, Parent, Sub and The Union Corporation, a Delaware corporation (the "Company"), have entered into a Share Purchase Agreement and Plan of Merger (as such agreement may hereafter be amended from time to time, the "Merger Agreement"; capitalized terms used and not defined herein have the respective meanings ascribed to them in the Merger Agreement), pursuant to which Parent shall cause Sub to make an offer to purchase all of the issued and outstanding shares of Company Common Stock (the "Offer") and Sub will be merged with and into the Company (the "Merger");

         WHEREAS, in furtherance thereof, as soon as practicable (and not later than five business days) after the execution and delivery of the Merger Agreement, Sub shall commence the Offer; and

         WHEREAS, as an inducement and a condition to entering into the Merger Agreement, Parent has required that the Stockholders agree, and the Stockholders have each agreed, to enter into this Agreement;

         NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

         1.   Definitions.  For purposes of this Agreement:

         (a) "Company Common Stock" shall mean at any time the common stock, $0.50 par value, of the Company.

         (b) "Person" shall mean an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity.

         2.   Tender of Shares.

         (a) Each Stockholder hereby agrees to validly tender (and not to withdraw) pursuant to and in accordance with the terms of the Offer (provided that the Offer is not amended in a manner prohibited by the Merger Agreement), in a timely manner for acceptance by Sub in the Offer, the number of shares of Company Common Stock set forth opposite such Stockholder's name on Schedule I hereto and the Rights (as defined in the Rights Agreement) associated with such shares (the "Existing Shares" and, together with any shares of Company Common Stock acquired by such Stockholder after the date hereof and prior to the termination of this Agreement (and any Rights associated therewith) whether upon the exercise of options, warrants or rights, the conversion or exchange of convertible or exchangeable securities, or by means of purchase, dividend, distribution or otherwise and acquired by such Stockholder solely in its capacity as a stockholder, the "Shares"), owned by such Stockholder. Each Stockholder hereby acknowledges and agrees that Parent's obligation to accept for payment and pay for Company Common Stock in the Offer, including the Shares, is subject to the terms and conditions of the Offer. Each Stockholder shall be entitled to receive the highest price paid by Sub pursuant to the Offer.

         (b) Each Stockholder hereby agrees to permit Parent and Sub to publish and disclose in the Offer Documents and, if approval of the stockholders of the Company is required under applicable law, the Proxy Statement (including all documents and schedules filed with the SEC) its identity and ownership of Company Common Stock and the nature of its commitments, arrangements and understandings under this Agreement.

         3. Provisions Concerning Company Common Stock. Each Stockholder hereby agrees that during the period commencing on the date hereof and continuing until the first to occur of (i) the Effective Time and (ii) the termination of this Agreement pursuant to Section 8, at any meeting of the holders of Company Common Stock, however called, or in connection with any written consent of the holders of Company Common Stock, such Stockholder shall vote (or cause to be voted) the Shares owned by such Stockholder whether issued, heretofore owned or hereafter acquired, (i) in favor of the Merger and each of the other actions contemplated by the Merger Agreement and this Agreement and any actions required in furtherance thereof and hereof; (ii) against any action or agreement that would result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or this Agreement; and (iii) except as otherwise agreed to in writing in advance by Parent, against the following actions (other than the Merger and the transactions contemplated by the Merger Agreement): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or its subsidiaries; (B) a sale, lease or transfer of a material amount of assets of the Company or its subsidiaries, or a reorganization, recapitalization, dissolution or liquidation of the Company or its subsidiaries; (C) (1) any change in a majority of the persons who constitute the board of directors of the Company; (2) any change in the present capitalization of the Company or any amendment of Company's Certificate of Incorporation or By-laws; (3) any other material change in the Company's corporate structure or business; or (4) any other action involving the Company or its subsidiaries which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, or materially adversely affect the Share Purchase, the Merger and the transactions contemplated by this Agreement and the Merger Agreement. No Stockholder shall enter into any agreement or understanding with any Person or entity the effect of which would be to violate the provisions and agreements contained in this Section 3.

         4. Representations and Warranties of the Stockholders. Each Stockholder, as to itself, hereby severally represents and warrants to Parent as follows:

         (a) Ownership of Shares. Such Stockholder is the record and beneficial owner of the number of Shares set forth opposite such Stockholder's name on Schedule I hereto. On the date hereof, the Existing Shares set forth opposite such Stockholder's name on Schedule I hereto constitute all of the Shares owned by such Stockholder on the date hereof. Except as set forth on Schedule I, such Stockholder has sole voting power and sole power to issue instructions with respect to the matters set forth in Sections 2 and 3 hereof, sole power of disposition, sole power of conversion, sole power to demand appraisal rights and sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Existing Shares set forth opposite such Stockholder's name on Schedule I hereto, with no limitations, qualifications or restrictions on such rights, subject to applicable securities laws and the terms of this Agreement. Other than this Agreement and the Merger Agreement, there is no option, warrant, right, call, proxy, agreement, commitment or understanding of any nature whatsoever, fixed or contingent, that directly or indirectly (i) calls for the sale, pledge or other transfer or disposition of any of the Existing Shares, any interest therein or any rights with respect thereto, or related to the voting, disposition or control of the Existing Shares, or (ii) obligates such Shareholder to grant, offer or enter into any of the foregoing.

         (b) Power; Binding Agreement. Except as set forth on Schedule I, such Stockholder has the legal capacity, power and authority to enter into and perform all of such Stockholder's obligations under this Agreement. The execution, delivery and performance of this Agreement by such Stockholder will not violate any other agreement to which such Stockholder is a party including, without limitation, any voting agreement, stockholders agreement or voting trust. This Agreement has been duly and validly executed and delivered by such Stockholder and constitutes a valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency and other similar laws affecting creditors' rights generally or by general principles of equity. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which such Stockholder is trustee whose consent is required for the execution and delivery of this Agreement or the consummation by such Stockholder of the transactions contemplated hereby.

         (c) No Conflicts. Except for (i) filings and approvals under the HSR Act or the Antitrust Laws, if applicable, (A) no filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby and (B) none of the execution and delivery of this Agreement by such Stockholder, the consummation by such Stockholder of the transactions contemplated hereby or compliance by such Stockholder with any of the provisions hereof shall (1) result in a violation or breach of, or constitute (with or without notice or lapse of time or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, commitment, arrangement, understanding, agreement or other instrument or obligation of any kind to which such Stockholder is a party or by which such Stockholder may be bound, or (2) violate any order, writ, injunction, decree, judgment, order, statute, rule or regulation applicable to such Stockholder.

         (d) No Encumbrances. Such Stockholder's Shares and the certificates representing such Shares are now, and at all times during the term hereof will be, held by such Stockholder, or by a nominee or custodian for the benefit of such Stockholder, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder. The transfer by such Stockholder of its Shares to Sub in the Offer shall pass to and unconditionally vest in Sub good and valid title to all Shares, free and clear of all claims, liens, restrictions, security interests, pledges, limitations and encumbrances whatsoever.

         (e) Reliance by Parent. Such Stockholder understands and acknowledges that Parent is entering into, and causing Sub to enter into, the Merger Agreement in reliance upon such Stockholder's execution and delivery of this Agreement.

         5. Covenants of the Stockholders. Each Stockholder covenants and agrees as follows:

         (a) Restriction on Transfer, Proxies and Non-Interference. Beginning on the date hereof and ending on the date this Agreement shall terminate pursuant to Section 8 hereof, such Stockholder shall not (i) except as contemplated by the Offer, directly or indirectly, offer for sale, sell, transfer, tender, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to or consent to the offer for sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of such Stockholder's Shares or any interest therein; (ii) except as contemplated by this Agreement, grant any proxies or powers of attorney, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares; or (iii) take any action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling such Stockholder from performing such Stockholder's obligations under this Agreement.

         (b) Waiver of Appraisal Rights. Such Stockholder hereby irrevocably waives any rights of appraisal or rights to dissent from the Merger that such Stockholder may have.

         (c) Stop Transfer; Changes in Shares. Such Stockholder agrees with, and covenants to, Parent that such Stockholder shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of such Stockholder's Shares, unless such transfer is made in compliance with the Offer and this Agreement. In the event of a stock dividend or distribution, or any change in the Company Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged and the Purchase Price shall be approximately adjusted. Such Stockholder shall be entitled to receive any cash dividend paid by the Company during the term of this Agreement until its Shares are purchased in the Offer.

         6. Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary, the covenants and agreements set forth herein shall not prevent any Stockholder from taking any action, subject to the applicable provisions of the Merger Agreement, while acting in his capacity as a director of the Company.

         7.   Miscellaneous.

         (a) Further Assurances. From time to time, at the other party's request and without further consideration, each of the parties hereto shall execute and deliver such additional documents and take all such further lawful action as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

         (b) Entire Agreement. This Agreement and the Merger Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understanding, both written and oral, between the parties with respect to the subject matter hereof.

         (c) Certain Events. Each Stockholder agrees that this Agreement and the obligations hereunder shall attach to such Stockholder's Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including, without limitation, such Stockholder's heirs, guardians, administrators or successors. Notwithstanding any transfer of Shares, the transferor shall remain liable for the performance of all obligations under this Agreement of the transferor.

         (d) Assignment. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of the other party provided that Parent may assign, at its sole discretion, its rights and obligations hereunder to any direct or indirect wholly-owned subsidiary of Parent, although no such assignment shall relieve Parent of its obligations hereunder if such assignee does not perform such obligations and provided further that, in the event of a Stockholder's death or incapacity, such Stockholder's rights hereunder shall inure to his heirs, guardians, administrators or successors.

         (e) Amendments, Waivers, Etc. This Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by the parties.

         (f) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram, telex or telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as Federal Express, providing proof of delivery. All communications hereunder shall be delivered to the respective parties at the following addresses:

         If to a Stockholder:  At the address set forth on Schedule I hereto copy to:  Zimet, Haines, Friedman & Kaplan
                   460 Park Avenue
                   New York, New York  10022

                   Attention:  Robert H. Haines, Esq.

         If to Parent or Sub:

                   Outsourcing Solutions Inc.
                   390 South Woods Mill Road
                   Suite 150
                   Chesterfield, Missouri  63017

                   Attention:  Timothy G. Beffa

         copy to:  White & Case
                   1155 Avenue of the Americas
                   New York, New York  10036

                   Attention:  Frank L. Schiff, Esq.

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

         (g) Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

         (h) Specific Performance. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

         (i) Remedies Cumulative. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

         (j) No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

         (k) No Third Party Beneficiaries. This Agreement is not intended to be for the benefit of, and shall not be enforceable by, any person or entity who or which is not a party hereto.

         (l) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

         (m) Jurisdiction. Each party hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York or any court of the State of New York located in the City of New York in any action, suit or proceeding arising in connection with this Agreement, and agrees that any such action, suit or proceeding shall be brought only in such court (and waives any objection based on forum non conveniens or any other objection to venue therein); provided, however, that such consent to jurisdiction is solely for the purpose referred to in this paragraph (m) and shall not be deemed to be a general submission to the jurisdiction of said Courts or in the States of Delaware or New York other than for such purposes. EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN CONNECTION WITH ANY SUCH ACTION, SUIT OR PROCEEDING.

         (n) Descriptive Headings. The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         (o) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement.

         8. Termination. This Agreement shall terminate upon the termination of the Merger Agreement pursuant to Section 8.1 and no party shall have any rights or obligations hereunder and this Agreement shall become null and void and have no effect.

         IN WITNESS WHEREOF, Parent, Sub and the Stock-holders have caused this Agreement to be duly executed as of the day and year first above written.


                                       OUTSOURCING SOLUTIONS INC.


                                       By /s/ TYLER T. ZACHEM
                                          -------------------------------
                                           Name: Tyler T. Zachem
                                           Title: Vice President


                                       SHERMAN ACQUISITION CORPORATION


                                       By /s/ TYLER T. ZACHEM
                                          -------------------------------
                                           Name: Tyler T. Zachem
                                           Title: Vice President and Treasurer

                                       STOCKHOLDERS:

                                           /s/ MELVIN L. COOPER
                                       -----------------------------------
                                               MELVIN L. COOPER



                                       IRA MLC TRUST


                                       By /s/ MELVIN L. COOPER
                                          --------------------------------
                                           Name: Melvin L. Cooper
                                           Title: Trustee



                                       MELVIN L. COOPER AND HARRY R.
                                        HAUSER, TRUSTEE, THE MLC
                                        TRUST U/A 10/20/92


                                       By /s/ MELVIN L. COOPER
                                          --------------------------------
                                           Name: Melvin L. Cooper
                                           Title: Trustee



                                              /s/ GORDON S. DUNN
                                       ------------------------------------
                                                  GORDON S. DUNN


                                             /s/ WILLIAM B. HEWITT
                                       ------------------------------------
                                                 WILLIAM B. HEWITT


                                              /s/ ROBERT A. KERR
                                       ------------------------------------
                                                  ROBERT A. KERR

                                     BEAUFORT IRREVOCABLE TRUST
                                     NUMBER ONE


                                     By /s/ ROBERT A. KERR
                                        --------------------------------
                                         Name: Robert A. Kerr
                                         Title: Co-Trustee


                                          /s/ TWYLIAH H. KERR
                                     ------------------------------------
                                              TWYLIAH H. KERR



                                     ROBERT A. KERR KEOGH PLAN


                                     By /s/ ROBERT A. KERR
                                        --------------------------------
                                         Name: Robert A. Kerr



                                        /s/ GEORGE M. MACAULAY
                                     ------------------------------------
                                            GEORGE M. MACAULAY



                                     MR. AND MRS. GEORGE MACAULAY, JT


                                     By /s/ GEORGE M. MACAULAY JANET S. MACAULAY
                                        ----------------------------------------
                                     Name: George M. Macaulay, Janet S. Macaulay
                                     Title: Trustees



                                     TSI MONEY PURCHASE PENSION
                                      PLAN FBO GEORGE MACAULAY


                                     By /s/ GEORGE M. MACAULAY
                                        --------------------------------
                                         Name: George M. Macaulay

                                          /s/ JAMES C. MILLER III
                                       ------------------------------------
                                              JAMES C. MILLER III


                                       /s/ MR. AND MRS. JAMES MILLER III
                                       ------------------------------------
                                          MR. AND MRS. JAMES MILLER III


                                           /s/ HERBERT R. SILVER
                                       ------------------------------------
                                               HERBERT R. SILVER


                                              /s/ MRS. H. SILVER
                                       ------------------------------------
                                                  MRS. H. SILVER


                                            /s/ NICHOLAS P. GILL
                                       ------------------------------------
                                                NICHOLAS P. GILL


                                             /s/ SHELDON ZUCKER
                                       ------------------------------------
                                                 SHELDON ZUCKER


                                              /s/ BERNARD SILVER
                                       ------------------------------------
                                                  BERNARD SILVER


                                            /s/ HERBERT A. DENTON
                                       ------------------------------------
                                                HERBERT A. DENTON


                                           /s/ ROBERT A. MARSHALL
                                       ------------------------------------
                                               ROBERT A. MARSHALL

                                           /s/ JAMES M. McCORMICK
                                       ------------------------------------
                                               JAMES M. McCORMICK

                                                                      SCHEDULE I



             Table of stock Ownership of Executive Officers and Directors

Name                                                       Shares
----                                                       ------

--------------------------------------------------------------------------------
Melvin L. Coop                                                -0-
--------------------------------------------------------------------------------
IRA MLC Trust                                               5,800
--------------------------------------------------------------------------------
Melvin L. Cooper and Harry R. Hauser,
Trustee, The MLC Trust U/A 10/20/92                       109,476
--------------------------------------------------------------------------------
Gordon S. Dunn                                             10,000
--------------------------------------------------------------------------------
William B. Hewitt                                          60,000
--------------------------------------------------------------------------------
Robert A. Kerr                                             12,790
--------------------------------------------------------------------------------
Beaufort Irrevocable Trust                                    900
Number One
--------------------------------------------------------------------------------
Twyliah H. Kerr                                             2,000
--------------------------------------------------------------------------------
Robert A. Kerr Keogh Plan                                   1,000
--------------------------------------------------------------------------------
George M. Macaulay                                            -0-
--------------------------------------------------------------------------------
Mr. and Mrs. George Macaulay, JT                            2,400
--------------------------------------------------------------------------------
TSI Money Purchase Pension Plan                             1,650
FBO George Macaulay
--------------------------------------------------------------------------------
James C. Miller III                                           -0-
--------------------------------------------------------------------------------
Mr. and Mrs. James Miller III                               5,700
--------------------------------------------------------------------------------
Herbert R. Silver                                          13,000
--------------------------------------------------------------------------------
Mrs. H. Silver                                              1,000
--------------------------------------------------------------------------------
Nicholas P. Gill                                            4,500
--------------------------------------------------------------------------------
Sheldon Zucker                                              1,000
--------------------------------------------------------------------------------
Bernard Silver                                              7,000
--------------------------------------------------------------------------------
Herbert A. Denton                                             -0-
--------------------------------------------------------------------------------
Robert A. Marshall                                            -0-
--------------------------------------------------------------------------------
James M. McCormick                                            -0-
--------------------------------------------------------------------------------